Exhibit 10.3

SECOND AMENDMENT

TO INTERCREDITOR AGREEMENT

This SECOND AMENDMENT TO INTERCREDITOR AGREEMENT (this “Second Amendment”), dated as of April 7, 2017 is entered into by and among (a) WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent and collateral agent (in such capacity, together with its successors and assigns, “ABL Agent”) for (i) the financial institutions party from time to time to the ABL Credit Agreement referred to below (such financial institutions, together with their respective successors and assigns and transferees, the “ABL Lenders”), (ii) the L/C Issuers referred to in the ABL Credit Agreement, and (iii) any ABL Bank Product Affiliates and ABL Cash Management Affiliates (each as defined below) (such ABL Bank Product Affiliates and ABL Cash Management Affiliates, together with the ABL Agent (and any co-agent or sub-agent appointed thereby), the ABL Lenders and the L/C Issuers, the “ABL Credit Parties”), and (b) WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent (in such capacity, together with its successors and assigns, “Term Agent”) for the financial institutions party from time to time to the Term Loan Agreement referred to below (such financial institutions, together with their respective successors and assigns and transferees, the “Term Lenders” and together with the Term Agent, the “Term Credit Parties”), and acknowledged by (c) DESTINATION MATERNITY CORPORATION, a Delaware corporation (“Lead Borrower”), CAVE SPRINGS, INC., a Delaware corporation (“Cave”, and together with Lead Borrower, each a “Borrower” and collectively, “Borrowers”), MOTHERS WORK CANADA, INC., a Delaware corporation (“Mothers Work”), DM URBAN RENEWAL, LLC, a New Jersey limited liability company (“DM Urban”, and together with Mothers Work, each a “Guarantor” and collectively, “Guarantors” and the Guarantors together with the Borrowers, collectively, the “Loan Parties”). Capitalized terms no otherwise defined herein shall have the meanings given to such terms in the Intercreditor Agreement (defined below).

W I T N E S S E T H :

WHEREAS, the ABL Agent, the Term Agent and the Loan Parties are party to that certain Intercreditor Agreement dated as of March 25, 2016 (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Intercreditor Agreement”).

WHEREAS, in connection with (i) that certain Amendment No. 2 to Amended and Restated Credit Agreement (the “ABL Second Amendment”), and (ii) that certain Amendment No. 2 to the Term Loan Agreement (the “Term Loan Second Amendment”), the ABL Agent, the Term Agent and the Loan Parties desire to amend the Intercreditor Agreement as more fully set forth herein;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Intercreditor Agreement upon the Effective Date. Upon the Effective Date, the Intercreditor Agreement is hereby amended as follows:

(a) Section 1.2 of the Intercreditor Agreement is hereby amended by adding the following definition thereto:

“Incremental Equipment Reserve” shall have the meaning set forth in the ABL Credit Agreement.

(b) The following new Section 3.12 of the Intercreditor Agreement is hereby added to read as follows:

“Section 3.12. Incremental Equipment Reserve. The ABL Agent shall impose and maintain the Incremental Equipment Reserve as an Availability Reserve (as defined in the ABL Credit Agreement) against the ABL Borrowing Base at all times after the Amendment No. 2 Effective Date (as defined in the ABL Credit Agreement) in an amount equal to $5,000,000 (reducing dollar for dollar for prepayments of the Term Loans in accordance with clause (x) of the definition of “Permitted Indebtedness” set forth in the ABL Credit Agreement, but not less than $0) until otherwise instructed in writing by the Required Lenders (as defined in the Term Loan Agreement).”

(c) Section 5.2(a)(7) of the Intercreditor Agreement is hereby deleted and replaced in its entirety as follows:

“(7) (x) fail to establish and maintain (i) any Reserve in effect on the date hereof; provided that the amount of such Reserves may be adjusted based on changes in the facts or circumstances that gave rise thereto (as long as the methodology for the calculation thereof is not modified), and the foregoing shall not limit the discretion of the ABL Agent to establish, eliminate and adjust the amount of any other Reserves not in effect on the date hereof; provided further that the ABL Agent shall have the discretion to cause any Reserves (other than the Term Loan Reserve, the EBITDA Reserve, and the Incremental Equipment Reserve) to be maintained as Availability Reserves, Inventory Reserves, Realty Reserves or Receivables Reserves as the ABL Agent determines, or (ii) the Term Loan Reserve as and when required under Section 3.9 hereof, (y) fail to establish and maintain the EBITDA Reserve as and when required by Section 3.11 or the Incremental Equipment Reserve as and when required by Section 3.12, or (z) change the definition of “EBITDA Reserve” or “Incremental Equipment Reserve” (each as set forth in the ABL Credit Agreement on the date hereof), in a manner which would effect an increase in the ABL Borrowing Base or any component thereof;”.

2. Effective Date. This Second Amendment shall be and become effective as of the date hereof (the “Effective Date”) when all of the conditions set forth in this Section 2 shall have been satisfied:

(a) Execution of Counterparts of Second Amendment. The ABL Agent and the Term Agent shall have received counterparts of this Agreement, which collectively shall have been duly executed on behalf of the Loan Parties, the ABL Agent and the Term Agent.

(b) Effectiveness of ABL Second Amendment. All of the conditions to effectiveness of the ABL Second Amendment, other than execution of this Second Amendment, shall have been met or waived by the ABL Agent.

(c) Effectiveness of the Term Loan Second Amendment. All of the conditions to the effectiveness of the Term Loan Second Amendment, other than execution of this Second Amendment, shall have been met or waived by the Term Agent.

3. Governing Law. The validity, interpretation and enforcement of this Second Amendment and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

4. Binding Effect. This Second Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

5. Further Assurances. Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by ABL Agent or Term Agent to effectuate the provisions and purposes of this Second Amendment.

6. Entire Agreement. This Second Amendment, the ABL Second Amendment and the Term Loan Second Amendment and any other document executed in connection therewith represent the entire agreement and understanding concerning the subject matter hereof and thereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof and thereof, whether oral or written.

7. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Second Amendment.

8. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Second Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Second Amendment. Any party delivering an executed counterpart of this Second Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Second Amendment, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Second Amendment.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

ABL AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as ABL Agent

By:	/s/ Michele L. Riccobono
Name:	Michele L. Riccobono
Its Authorized Signatory

TERM AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Agent

By:	/s/ Wai Yin Cheng
Name:	Wai Yin Cheng
Its Authorized Signatory

LENDER:

TPG SPECIALTY LENDING, INC., as a Required Lender

By:	/s/ Michael Fishman
Name:	Michael Fishman
Its Authorized Signatory

[Signature Page to Second Amendment

to Intercreditor Agreement]

Acknowledged and Agreed:

BORROWERS:

DESTINATION MATERNITY CORPORATION

By:	/s/ Anthony M. Romano
Name:	Anthony M. Romano
Title:	Chief Executive Officer and President

CAVE SPRINGS, INC.

By:	/s/ Ronald J. Masciantonio
Name:	Ronald J. Masciantonio
Title:	Assistant Secretary

GUARANTORS:

MOTHERS WORK CANADA, INC.

By:	/s/ Anthony M. Romano
Name:	Anthony M. Romano
Title:	Chief Executive Officer and President

DM URBAN RENEWAL, LLC

By:	/s/ Anthony M. Romano
Name:	Anthony M. Romano
Title:	Chief Executive Officer

[Signature Page to Second Amendment

to Intercreditor Agreement]